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                                                                   EXHIBIT 23.10

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Post-Effective Amendment No. 2 on Form S-3 to the Registration Statement on Form S-4 (No. 333-28085 and 333-28085-01) of Patriot American Hospitality, Inc. and Wyndham International, Inc. (formerly Patriot American Hospitality Operating Company) of our reports (a) dated October 3, 1997 relating to the financial statements of CHC International Inc. Hospitality Division as of and for the years ended November 30, 1995 and 1996 which appears in the Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company dated December 10, 1997; and (b) dated February 13, 1997, except as to Note 4, which is as of March 18, 1997, relating to the financial statements of CHC Lease Partners for the year ended December 31, 1996 and the period inception (October 2, 1995) through December 31, 1995 which appears in the Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company dated July 1, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP

Miami, Florida
January 7, 1998